Exhibit 4.1
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0000001 SPECIMEN SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION CLASS A COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON-ASSESSABLE CLASS A COMMON STOCK OF $0.01 PAR VALUE, OF TWFG, INC. CUSIP 87318A 101 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SECRETARY CHIEF EXECUTIVE OFFICER transferable on the books of the Company in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as it may be amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers. TWFG, INC. DELAWARE

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The following abbreviations , when used in the inscription on the face o f this Certificate , shall be construed as though they were writ ten out in full according to applicable laws or regulations : TENCOM - as tenants in common TENENT - as tenants by the entireties JTTEN - as joint tenants with right of survivorship and not as tenants in common TTEE - trustee under Agreement dated Addition al abbreviations may also be used though not in the above list. UNIFGIFT MIN ACT - Custodian (Cust) (Minor ) (State) under Uniform Gifts to Minors Act For value received , hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE . shares of the Class A commons to ck represented by this Certificate and do here by constitute and appoint , attorney , to transfer the said stock on the books of the within -named corporation with full power of substitution in the premises . DATED SIGNATURE GUARANTEED : NOTICE: The signature to this assignment must correspond with the name as written up on the face of the certificate in every particular with out alteration or enlargement or any change whatever. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS , STOCKBROKERS, SAVIN GS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARNTEE MEDALLION PROGRAM ), PURSUANT TO S .E .C RULE 17A d- 15 . PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE .